NET TALK.COM, INC.

RESTRICTED STOCK AND WARRANT PURCHASE AGREEMENT

THIS RESTRICTED STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into on the 11th day of March, 2014, by and between Net Talk.com, Inc., a Florida corporation (the “Company”), and Telestrata LLC, a Colorado limited liability company (“Purchaser”). Capitalized terms used but not defined in the this Agreement will have the respective meanings specified in Exhibit A hereto.

WHEREAS, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase, 25,441,170 shares of Common Stock, par value $0.001 per share, of the Company (the “Purchased Shares”), which represents 48.88% of the current issued and outstanding Common Stock of the Company, and a Warrant for twenty-percent of the issued and outstanding shares of Common Stock on the date such Warrant is exercised (the “Warrant”) on the terms set forth herein.

NOW, THEREFORE, the Company and Purchaser hereby agree as follows:

1.          Agreement to Sell and Purchase

1.1           Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the Purchased Shares for the per share purchase price of $0.14, and the Warrant for the price of $1,817,123.30, for an aggregate sum of $4,571,939.84 (the “Purchase Price”).

1.2           Closing. The closing of the sale and purchase of the Purchased Shares and the Warrant under this Agreement (the “Closing”) shall take place at 10:00 a.m. on the date hereof, at the offices of Kendall, Koenig & Oelsner PC, 1999 18th Street, Suite 1825, Denver, Colorado 80202 or at such other time or place, or in such other manner, as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”)

1.3           Payment. At the Closing, Purchaser will pay $500,000 through the conversion and cancellation of two Secured Convertible Promissory Notes issued by the Company to the Purchaser and attached hereto as Exhibits B-1 and B-2 (the “Closing Payment”). $3,571,939.84 of the Purchase Price has already been paid by Purchaser as follows (the “Pre-Payment” and together with the Closing Payment, collectively, the “Initial Payment”):

(a)          $837,373.16 in the form of wire transfers to the Company from an affiliate of the Purchaser; and

(b)          $2,734,566.68 in the form of payments made by an affiliate of the Purchaser on behalf of the Company to third parties for the support of the Company’s mobile network traffic that have been invoiced to the Company (“Maintenance Payments”), which such invoices shall be cancelled as paid by Purchaser at the Closing and be of no further force and effect.

1.4           Delivery of Certificates. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser, against payment of the Initial Payment, (a) a certificate representing the number of Purchased Shares to be purchased at the Closing by Purchaser and (b) the Warrant in the form attached hereto as Exhibit C. The certificates shall be issued to Purchaser in the name specified on the signature page hereto.

1.5           Purchase Price Disbursements.

(a)          Following the Initial Payment, the Purchaser will continue to make, or cause to be made, (i) cash payments directly to the Company in an amount of up to $250,000, based on cash disbursement requests from the Company, for use by the Company to support operational, marketing and other business-related costs of the Company (“Additional Cash”) and (ii) indirect cash payments for support of the Company’s traffic on the network of an affiliate of Buyer to third parties on behalf of the Company and certain nonrecurring charges in an amount of up to $250,000 (“Additional Maintenance Payments” and together with the Additional Cash, collectively, the “Additional Payments” and each such Additional Payment, a “Purchase Price Disbursement”).

(b)          In no event shall Purchaser ever be required to make a Purchase Price Disbursement which, when aggregated with the Initial Payment and all prior Purchase Price Disbursements, is greater than the Purchase Price.

1.6           Stockholder Rights. Purchaser (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to all of the Purchased Shares, subject, however, to the transfer restrictions set forth herein. Additionally, with respect to the Warrant, Purchaser shall have full voting rights in the shares of Common Stock underlying the Warrant (the “Underlying Shares”), but will not have dividend or liquidation rights with respect to such Underlying Shares.

1.7           In-Kind Contributions. Until July 15, 2014, Purchaser will provide, or will cause to be provided, certain services to the Company representing monthly recurring charges to Purchaser, or Purchaser’s designee, related to management time and other operational support for back-office functions for which no additional cash payments by either of Purchaser or Purchaser’s designee shall be required (collectively, “In-Kind Contributions”).

1.8           Board of Directors. Upon the Closing, the authorized size of the board of directors of the Company (the “Board”) shall be seven (7) members and the Board shall consist of Nadir Aljazrawi, Firas Aljazrawi and Raya Alsaigh, Anastasios Kyriakides, Kenneth Hosfeld, George Gabb and a seventh independent director to be selected by the members of the Board. Each of Mr. Kyriakides, Mr. Hosfeld and Dr. Gabb are deemed to be Company Directors, as such term is defined herein. Mr. Kyriakides shall be designated as Chairman and Secretary of the Board. At each annual meeting of shareholders of the Company, beginning with the annual meeting for the calendar year 2015 (the “2015 Meeting”), the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office until his or her term of office expires and until such director’s successor is elected and qualifies, unless such director sooner dies, resigns or is removed by the shareholders of the Company at any annual or special meeting held after the 2015 Meeting.

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1.9           Management Warrants. Upon consummation of the transactions contemplated by this Transaction Documents, the Board of Directors of the Company will approve the creation of a pool of equity incentive Warrants in the same percentage and on the same terms as the Warrant (the “Warrant Pool”), which such Warrant Pool shall be available for issuance to employees, consultants and management of the Company, at the direction of the Company Directors, as such term is defined herein.

1.10         Officers. At Closing, the Officers of the Company shall be appointed as follows: Anastasios Kyriakides – CEO and Corporate Secretary; Samer Bishay – President; Steven Healy – Chief Financial Officer; Nicholas Kyriakides – Chief Operating Officer; Garry Paxinos – Chief Technology Officer; and Kenneth Hosfeld – Executive Vice President.

2.          Representations And Warranties Of The Company.

Except as set forth on a Schedule of Exceptions delivered by the Company to Purchaser at the Closing, the Company hereby represents and warrants to Purchaser as of the date of this Agreement as set forth below.

2.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Registration Rights Agreement, the form of which is attached hereto as Exhibit D (the “Registration Rights Agreement”), to issue and sell the Purchased Shares, and to carry out the provisions of this Agreement and the Registration Rights Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

2.2           Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

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2.3           Compliance.

(a)          Except as disclosed in Schedule 2.3(a) attached hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such that, individually or in the aggregate, such default(s) and violations(s) would not have or reasonably be expect to have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The execution, delivery, and performance of and compliance with this Agreement, and the Registration Rights Agreement, and the issuance and sale of the Purchased Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

(b)          The business of the Company and each Subsidiary is presently being conducted in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances (including, without limitation, rules and regulations of each governmental and regulatory agency, self-regulatory organization and Trading Market applicable to the Company or any Subsidiary), except such that, individually or in the aggregate, the noncompliance therewith would not have or reasonably be expect to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have or reasonably be expect to have a Material Adverse Effect, and the Company has not received any written notice of proceedings relating to the revocation or modification of any of the foregoing. For purposes of this Agreement, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Arca, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Global Market, the Nasdaq Capital Market, or any tier of the over-the-counter (“OTC”) market. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Purchased Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

2.4           Capitalization.

(a)          The authorized capital stock of the Company, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by the Company, as of the date hereof, are set forth on Schedule 2.4(a) attached hereto. All of such outstanding shares, have been, or upon issuance will be, validly issued, are fully paid and nonassessable.

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(b)          Except as disclosed in Schedule 2.4(b) attached hereto:

(i)          no holder of shares of the Company’s capital stock has any preemptive rights or any other similar rights or has been granted or holds any Liens or encumbrances suffered or permitted by the Company;

(ii)         there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary;

(iii)        there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 2.13 hereof) of the Company or any Subsidiary in excess of $100,000 or by which the Company or any Subsidiary is or may become bound and involves Indebtedness in excess of $100,000;

(iv)        there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or its Subsidiaries;

(v)         except for the Registration Rights Agreement, there are no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the “Securities Act”);

(vi)        there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or a Subsidiary;

2.5           Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Purchased Shares pursuant hereto has been taken. The Agreement and the Registration Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of any indemnification provisions in the Registration Rights Agreement may be limited by applicable laws.

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2.6           Transactions with Affiliates. Except as otherwise provided in the existing contracts with those officers, directors and employees set forth on Schedule 2.6 hereto, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (ii) investments by venture capital funds with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

2.7           Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.

2.8           Litigation. Except as set forth on Schedule 2.8, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the Registration Rights Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

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2.9           Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.10         Registration Rights and Voting Rights. Except as required pursuant to the Registration Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act of 1933, as amended (the “Securities Act”), any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

2.11         Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

2.12         Executive Officers. To the knowledge of the Company, no executive officer or person nominated to become an executive officer of the Company (a) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (b) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission (the “Commission”) or any self-regulatory organization.

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2.13         Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act. At the times of their respective filings, all of the aforementioned reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the “Commission Documents”) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each registration statement and any amendment thereto filed by the Company during the two years preceding the date hereof pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or year-end adjustments or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.14         Registration and Approval of Sale of the Purchased Shares. Based in material part upon the representations and warranties herein (and in the Registration Rights Agreement) of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Purchased Shares hereunder. Assuming the accuracy of the representations and warranties in Article IV hereof (and assuming no change in applicable law and no unlawful distribution of the Purchased Shares by the Purchaser or other Persons), no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchaser as is contemplated hereby. Neither the Company nor any Person acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Purchased Shares or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any Person, or has taken or will take any action so as to either (a) bring the issuance and sale of any of the Purchased Shares under the registration provisions of the Securities Act or applicable state securities laws, or (b) trigger shareholder approval provisions under the rules or regulations of any Trading Market. Neither the Company nor any of its affiliates that it controls, nor any Person acting on its or their behalf, has: (x) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Purchased Shares; or (y) directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Purchased Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would prevent the Company from selling the Purchased Shares pursuant to Regulation D and Rule 506 thereof under the Securities Act, nor will the Company or any of its affiliates that it controls or Persons acting on its or their behalf engage in any form of general solicitation or take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

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2.15         Indebtedness and Other Contracts. Except as disclosed on Schedule 2.15 attached hereto, neither the Company nor any Subsidiary (a) has any outstanding Indebtedness (as defined below in this Section 2.15), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

2.16         Solvency. The Company has not taken, nor does it have any intention to take, any steps to seek protection pursuant to any bankruptcy or similar law. The Company does not have any actual knowledge nor has it received any written notice that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that, as of the date hereof, would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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2.17         Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that if made or not made would be reasonably likely to have a Material Adverse Effect.

2.18         Foreign Corrupt Practices. None of the Company, any Subsidiary, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions for or on behalf of the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.19         Insurance. Except as disclosed in Schedule 2.19 attached hereto, the Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.20         Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the actual knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each Subsidiary are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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2.21         Intellectual Property Rights. The Company and its Subsidiaries own or possess the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property Rights”) without any conflict with the rights of others, except any failures as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, other than as disclosed on Schedule 2.8 hereof. The Company and its Subsidiaries have taken reasonable measures to protect the value of the Intellectual Property Rights.

2.22         Environmental Laws. The Company and each of its Subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.23         Tax Matters. The Company and each of its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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2.24         Internal Accounting and Disclosure Controls. The Company is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the Commission thereunder that are effective and applicable to it as of the date hereof to the best of its abilities. The Company maintains a system of internal accounting controls and disclosure controls and procedures that it believes are appropriate given the size and circumstances of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

2.25         Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

2.26         Material Contracts. Each contract of the Company that involves expenditures or receipts in excess of $100,000 (each, a “Material Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in material compliance with all applicable terms and requirements of each Material Contract and, other than as disclosed on Schedule 2.15 hereto, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. The Company has not given or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract.

2.27         Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2012. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

2.28         No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company.

2.29         Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

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2.30         Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such maintenance requirements.

2.31         Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

2.32         OFAC. Neither the issuance of the Securities to the Purchaser, nor the use of the respective proceeds thereof by the Company, shall cause the Company to violate the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Lender (i) is not a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

2.33         Disclosure. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided however, the Company makes no representation as to studies and reports prepared by third parties not engaged by the Company and included in the materials delivered to Purchaser.

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3.          Representations And Warranties Of Purchaser.

Purchaser hereby represents and warrants to the Company, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

3.1           Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Registration Rights Agreement has been taken. Upon their execution and delivery, this Agreement and the Registration Rights Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable laws.

3.2           Investment Representations. Purchaser understands that the Purchased Shares, the Warrant and the Underlying Shares have not been registered under the Securities Act. Purchaser also understands that the Purchased Shares and the Warrant are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(a)          Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Purchased Shares, the Warrant or the Underlying Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Purchased Shares the Warrant or the Underlying Shares, in the amounts or at the times Purchaser might propose.

(b)          Acquisition for Own Account. Purchaser is acquiring the Purchased Shares and the Warrant for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)          Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Registration Rights Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

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(d)          Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)          Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f)          Rule 144. Purchaser acknowledges and agrees that the Purchased Shares, the Warrant and the Underlying Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

3.3           Transfer Restrictions. Each Purchaser acknowledges and agrees that the Purchased Shares, the Warrant and the Underlying Shares, if issued, are subject to restrictions on transfer as set forth in this Agreement.

4.          Registration; Disposition.

4.1           Registration Rights. Notwithstanding anything else in this Agreement to the contrary, the Company agrees to undertake the actions necessary to effect registration of the Purchased Shares, the Warrant or the Underlying Shares in accordance with the Registration Rights Agreement.

4.2           Disposition of Purchased Shares and Warrant. At any time prior to the registration of the Purchased Shares, the Warrant or the Underlying Shares pursuant to the Registration Rights Agreement, Purchaser shall make no disposition of the Purchased Shares, the Warrant or the Underlying Shares, as applicable, unless and until there is compliance with all of the following requirements:

(a)          Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares, the Warrant or the Underlying Shares, as applicable.

(b)          Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Purchased Shares, the Warrant or the Underlying Shares, as applicable, under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

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The Company shall not be required (i) to transfer on its books any Purchased Shares, the Warrant or any Underlying Shares, as applicable, which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, the Warrant or the Underlying Shares, as applicable, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares, the Warrant or the Underlying Shares, as applicable, have been transferred in contravention of this Agreement.

4.3           Restrictive Legends. Until such time as the Purchaser shares are registered pursuant to the Registration Rights Agreement, the stock certificates for the Purchased Shares, the Warrant and the Underlying Shares shall be endorsed with the following restrictive legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.          Sale and Transfer Restrictions.

5.1           Restrictions. Purchaser agrees not to make any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of all or any portion of the Purchased Shares, the Warrant or the Underlying Shares, as applicable (each, a “Transfer”), unless and until:

(a)          there is then in effect an applicable registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable law covering such proposed Transfer and such Transfer is made in accordance with such registration statement; or

(b)          (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) Purchaser shall have notified the Company of the proposed Transfer and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer, (C) the Company has agreed in writing to such Transfer, and (D) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Transfer will not require registration of such shares under the Securities Act.

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5.2           Permitted Transfers.

(a)          Notwithstanding Section 5.1(a) above and subject to the requirements of this Agreement, Purchaser may Transfer the Purchased Shares, the Warrant or the Underlying Shares, as applicable, to (1) a partnership transferring to its Affiliates, partners, limited partners or former partners in accordance with partnership interests, (2) a corporation transferring to any affiliated entity, including, without limitation, any subsidiary or parent corporation, or affiliated partnership, limited liability company or investment fund, (3) a limited liability company transferring to Affiliates, including but not limited to affiliated investment funds, its members or former members in accordance with their interest in the limited liability company; (4) the Company; (6) any other Stockholder of the Company; (7) any affiliate, trust or relative of Purchaser for estate planning purposes; or (8) Purchaser’s executor, administrator, trustee, or personal representative at death or involuntarily by operation of law (each a “Permitted Transfer”).

(b)          The transferor and transferee of a Permitted Transfer shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate, in the opinion of counsel to the Company, to effect such Transfer and to confirm (1) the transferee’s agreement to be bound by the provisions of this Agreement, plus such transferee’s assumption of all monetary or other obligations of the transferor with respect to the Purchased Shares, the Warrant or the Underlying Shares, as applicable, being transferred and (2) the transferor’s agreement to guarantee the prompt payment and performance of such assumed obligations.

(c)          In the event that Purchaser or Purchaser’s Permitted Transferee (the “Stockholder”) dies or becomes disabled, as such term is defined in Section 72(m)(7) of the Internal Revenue Code, all shares of Common Stock held by the Stockholder at the time of such death or disability, may be transferred in accordance with subsections (a) and (d) of this Section 5.2

(d)          In the case of Transfer of Purchased Shares at death or involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company, confirming such Transfer and that such transferor (and/or such transferor’s estate) remains liable for all monetary obligations with respect to such interest.

(e)          The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the interests transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to recognize any rights of the transferee with respect to any transferred interests until the Company has received such information.

5.3           Unauthorized Transfers. In the event that, prior to the registration of the Purchased Shares, the Warrant or the Underlying Shares, as applicable, pursuant to the Registration Rights Agreement, any Transfer or attempted Transfer is in violation of this Agreement, the parties engaging in such Transfer or attempted Transfer shall be liable to indemnify and hold the Company harmless from all costs, liabilities, and damages to the Company (including, without limitation, incremental tax liability and fees and expenses of legal counsel) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

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5.4           Joinder of Transferees. Until such time as the Purchased Shares, the Warrant or the Underlying Shares, as applicable, are registered pursuant to the Registration Rights Agreement, the provisions of this Agreement shall be binding upon the successors in interest to any of the Purchased Shares, the Warrant or the Underlying Shares, as applicable. The Company shall not permit the transfer of any of the Purchased Shares, the Warrant or the Underlying Shares, as applicable, on its books or issue a new certificate representing any of the Purchased Shares, the Warrant or the Underlying Shares, as applicable, unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Stockholder.

6.          Immediate Vesting. 100% of the Purchased Shares shall immediately vest.

7.          Indemnification; Remedies

7.1           Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement shall survive the Closing Date until 18 months following the Closing Date (the “Expiration Date”), other than the representations contained in Section 2.3(b), Section 2.4, Section 2.5, Section 2.7, Section 2.8, Section 2.15, Section 2.23, Section 3.1 and Section 10.13 which shall survive until 30 days following the expiration of the applicable statutes of limitations; provided, however, (i) representations which are the basis for claims asserted under this Agreement before the expiration of such applicable time periods shall also survive until the final resolution of those claims; and (ii) any representation or warranty made fraudulently by a party hereto shall survive the Closing without limitation. Covenants and agreements contained in this Agreement shall survive the Closing without limitation.

7.2           Indemnification.

(a)          Subject to the provisions of this Article 7, the Company shall indemnify, defend and hold harmless Purchaser and its Affiliates, and their respective stockholders, members, partners, managers, officers, directors, employees, representatives, controlling persons, counsel, agents, successors and assigns (collectively, “Purchaser Indemnified Parties”), from and against, and will pay to any Purchaser Indemnified Party the amount of, any and all claims, demands, Proceedings, losses, damages, penalties, liabilities, obligations, settlement payments, costs and expenses of every kind whatsoever (including costs of investigating, preparing or defending any such claim or Proceeding and legal fees and disbursements) (collectively, “Losses”), as and when incurred by such Purchaser Indemnified Party and whether or not involving a third-party claim, incurred or suffered by any of the Purchaser Indemnified Parties, arising out of or relating to (without duplication): (i) any inaccuracy of any representation or warranty of Company in this Agreement, (ii) any breach of any covenant or agreement of Company in this Agreement or the Registration Rights Agreement, and (iii) any broker’s, finder’s, financial advisor’s or other similar fees and commissions payable in connection with the transactions contemplated by this Agreement to persons engaged by Company. Company’s maximum aggregate liability to Purchaser Indemnified Parties for indemnification under this 7.2 will not exceed the Purchase Price.

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(b)          Subject to the provisions of this Article 7, Purchaser shall indemnify, defend and hold harmless Company and its Affiliates and their respective stockholders, members, partners, managers, officers, directors, employees, representatives, controlling persons, counsel, agents, successors and assigns (collectively, “Company Indemnified Parties”), from and against any and all Losses as and when incurred by such Company Indemnified Party and whether or not involving a third-party claim, incurred or suffered by any of the Company Indemnified Parties, arising out of or relating to (without duplication): (i) any inaccuracy of any representation or warranty of Purchaser in this Agreement, (ii) any breach of any covenant or agreement of Purchaser in this Agreement or the Registration Rights Agreement, or (iii) any broker’s, finder’s, financial advisor’s or other similar fees and commissions payable in connection with the transactions contemplated by this Agreement to persons engaged by Purchaser. Purchaser’s maximum aggregate liability to Company Indemnified Parties for indemnification under this Section 7.2(b) will not exceed the Purchase Price.

(c)          The right to indemnification, payment of Losses or other remedy based on such representations, warranties, covenants and obligations under this Article 7 will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants and obligations.

7.3           Claims. If a claim for Losses (a “Claim”) is to be made by a Purchaser Indemnified Party or a Company Indemnified Party (an “Indemnified Party”), such Indemnified Party shall give notice (a “Claim Notice”) to (i) Company, in the case of an indemnification claim pursuant to 7.2 or (ii) Purchaser, in the case of an indemnification claim pursuant to 7.2(a) (“Indemnifying Party”). Such Claim Notice shall state the estimated aggregate amount of Losses pertaining to such Claim (the “Indemnification Amount”) and include a summary of known, relevant facts with respect to the Claim. If any Proceeding is filed or instituted making a claim against any Indemnified Party with respect to a matter subject to indemnity hereunder, notice thereof shall be given to the Indemnifying Party as promptly as practicable; however, the failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent such Indemnified Party is actually prejudiced by such failure (to the extent determined by a court of competent jurisdiction). After receipt of such a notice of a Proceeding, the Indemnifying Party shall have the right to defend the Indemnified Party against the Proceeding with counsel of its choice satisfactory to the Indemnified Party, unless the nature of the claim creates an ethical conflict or otherwise makes it inadvisable for the same counsel to represent the Indemnified Party and the Indemnifying Party, so long as (a) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the claim or Proceeding that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Claim or raised in the Proceeding, (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Proceeding and fulfill its indemnification obligations hereunder, (c) the Proceeding involves only a claim for money damages and no other relief binding the Indemnified Party, and (d) the Indemnifying Party conducts the defense of the Proceeding actively and diligently. The Indemnifying Party shall not compromise or settle such Proceeding without the written consent of the Indemnified Party not to be unreasonably withheld. In all other cases the Indemnified Party may defend the claim or Proceeding with counsel of its choosing at the expense of the Indemnifying Party. The Indemnified Party may, at its own cost, participate in the investigation, trial and defense of any such Proceeding defended by the Indemnifying Party and any appeal arising therefrom. The parties shall cooperate with each other in connection with any defense in any notifications to insurers. If the Indemnifying Party fails to promptly and diligently assume the defense of such Proceeding after receipt of notice hereunder, the Indemnified Party against which such Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Proceeding with counsel of its own choosing at the expense of the Indemnifying Party and the Indemnifying Party shall have the right to participate therein at its own cost.

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7.4           Offsets. In order to secure the indemnification obligations of Company provided for in Article 7, the Purchaser shall have the right to offset any Indemnification Amount (subject to the limits on liability set forth in Section 7.2(a)), as set forth in a Claim Notice pursuant to Section 7.3, against the aggregate Additional Maintenance Payment amount set forth in Section 1.5(a) (each such offset a “Disbursement Offset Amount”).

7.5           Claim Objection.

(a)          If Company objects to any amount claimed in connection with any Claim specified in any Claim Notice delivered by Purchaser (a “Purchaser Claim Notice”), Company shall, within 15 Business Days after delivery of such Purchaser Claim Notice (the “Response Period”), deliver to Purchaser a certificate, executed by an authorized officer of Company (a “Company’s Objection Certificate”), which shall specify in reasonable detail (i) each such amount to which Company objects and (ii) the nature and basis for each such objection.

(b)          If Purchaser has not received a Company’s Objection Certificate objecting to the Indemnification Amount with respect to a Claim prior to the expiration of the applicable Response Period, Company shall be deemed to have agreed to the Purchaser Claim Notice and to have acknowledged the correctness of the Indemnification Amount claimed with respect to such Claim, or (ii) if Purchaser shall have received a Company’s Objection Certificate pursuant to Section 7.5(a) prior to the expiration of the Response Period with respect to a Claim as to which any portion of the Indemnification Amount claimed is not objected to, Company shall be deemed to have agreed to that portion of the Purchaser Claim Notice and to have acknowledged the correctness of that portion of the Indemnification Amount claimed as to which no objection is raised in Company’s Objection Certificate.

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(c)          If Purchaser shall have received within the applicable Response Period a Company’s Objection Certificate contesting the amount claimed with respect to any Claim specified in the Purchaser Claim Notice, the Disbursement Offset Amount shall be reduced by the amount equal to the portion of the Indemnification Amount objected to in the applicable Company’s Objection Certificate, except in accordance with written instructions executed by each of an authorized officer of Purchaser and Company.

(d)          Upon either (x) written instructions executed by each of an authorized officer of Purchaser and Company or(y) a final, non-appealable decision, award, or settlement of a litigation or arbitration with respect of any Claim Objection, the Disbursement Offset Amount will be increased (subject to the limitations of liability set forth in Section 9.2(a)) or decreased by the amount set forth in the written instructions, decision, award or settlement of such litigation or arbitration, as the case may be.

7.6           Exclusive Remedy. After the Closing, the indemnification provided in this Article 7 (including all limitations contained herein), shall be the sole and exclusive remedy for all breaches of this Agreement, including the breach of any representation, warranty, covenant or agreement contained herein, other than claims based upon the fraud of another party, or claims for specific performance as provided herein.

8.          Conditions To Closing.

8.1           Conditions to Purchaser’s Obligations at the Closing. Purchaser’s obligations to purchase the Purchased Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)          Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)          Legal Investment. On the Closing Date, the sale and issuance of the Purchased Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

(c)          Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Registration Rights Agreement (including any filing required to comply with the Securities Act, the Exchange Act) except for such as may be properly obtained subsequent to the Closing.

(d)          Corporate Documents. The Company shall have delivered to Purchaser or their counsel copies of all corporate documents of the Company as Purchaser shall reasonably request.

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(e)          Absence of Material Changes. Other than as previously disclosed, in writing, to Purchaser, neither the Company nor any of the Company’s Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Company’s most recent periodic report on Form 10-K filed with the Commission, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of the Company’s Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, properties, business or prospects of the Company or the Company’s Subsidiaries, in any such case described in clause (i) or (ii) is, individually or in the aggregate, would have a Material Adverse Effect.

(f)          Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 8.1 have been satisfied.

(g)          Secretary’s Certificate. Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Restated Charter as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s stockholders authorizing the filing of the Restated Charter and (v) good standing certificates with respect to the Company from the applicable authorities in Delaware and Florida, dated a recent date before the Closing.

(h)          Note Issuance. The Company shall have issued to the Purchaser a secured promissory note, in the form attached hereto as Exhibit E, in the principal amount equal to the Initial Investment, which such principal amount shall be increased upon each Purchase Price Disbursement.

(i)          Registration Rights Agreement. The Registration Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

(j)          Board of Directors. Bylaws. The Bylaws of the Company shall have been amended to provide that the Board of Directors shall consist of seven (7) members and the members shall be appointed as follows: three (3) members shall be appointed by Purchaser (the “Purchaser Directors”), one of whom shall be the Chief Executive Officer of the Company, or in the event there is no Chief Executive Officer, such Purchaser Director shall be appointed by Purchaser; one (1) member shall be Anastasios Kyriakides, or his successor, and shall be elected by the holders of the Common Stock of the Company; two (2) shall be elected by the holders of the Common Stock of the Company (each such director elected by the holders of the Common Stock, the “Company Directors”); and one (1) shall be an independent member identified by the Board and elected by the holders of the Common Stock of the Company.

(k)          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and Purchaser’s special counsel, and Purchaser and Purchaser’s special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

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8.2           Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Purchased Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a)          Representations and Warranties True. The representations and warranties in Section 3 made by those Purchaser shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)          Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

(c)          Registration Rights Agreement. The Registration Rights Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by Purchaser.

9.          Miscellaneous

9.1           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Miami-Dade, Florida.

9.2           Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of Purchaser or Purchaser’s representatives.

9.3           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Purchased Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Purchased Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Purchased Shares in its records as the absolute owner and holder of such Purchased Shares for all purposes.

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9.4           Entire Agreement. This Agreement, the exhibits and schedules hereto, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

9.5           Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.6           Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of the Purchased Shares under the Agreement may be waived, only upon the written consent of the Company and holders of a majority of the Purchased Shares purchased or agreed to be purchased pursuant to this Agreement.

9.7           Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Registration Rights Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the Registration Rights Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement or the Registration Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Registration Rights Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

9.8           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be addressed as follows:

if to Purchaser, at the address set forth on the signature page hereof attached hereto, with a copy (such copy not to constitute notice to the Company hereunder) to:

Kendall, Koenig & Oelsner PC

999 Eighteenth Street, Suite 1825

Denver, CO 80202

Attn: Carlos Cruz-Abrams, Esq.

24

or at such other address or electronic mail address as the Company or Purchaser may designate by 10 days advance written notice to the other parties hereto.

9.9           Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

9.10         Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

9.11         Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.12         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.13         Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 10.13 being untrue.

9.14         Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY:

NET TALK.COM, INC.

By:	/s/Anastasios Kyriakides
Name:	ANASTASIOS KYRIAKIDES
Title:	CEO

Address:	1080 NW 163rd Drive
North Miami, FL 33169

PURCHASER:

TELESTRATA LLC

By:	/s/Nadir Aljazrawi
Name:	NADIR ALJAZRAWI
Title:	PRESIDENT

Address:	2060 Broadway, Suite 200
Boulder, CO 80302

[Signature Page to Restricted Stock Purchase Agreement]

EXHIBIT

DEFINITIONS

“Assets” means the Business and all properties, assets and rights of every kind, nature and description whatsoever whether tangible or intangible, real, personal or mixed, fixed or contingent, choate or inchoate, known or unknown, wherever located (including accounts receivable, inventory, equipment, office furniture and furnishings, trade names, trademarks and patents, securities, contracts, agreements and licenses) of Company.

“Board” shall mean the Company’s Board of Directors.

“Business” means the telecommunications business operated by the Company as of the date hereof.

“Material Adverse Effect” means a change, event, circumstance or effect, individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect on the Business, operations, Assets, condition (financial or otherwise), results of operations or prospects of the Company or the Business as now conducted, but excluding (a) any change, event, circumstance or effect to the extent resulting from or relating to general economic conditions or general effects on the industry in which the Business is primarily engaged (including as a result of an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or the occurrence of any other calamity or crisis (including any act of terrorism) or any changes in financial, political or economic conditions in the United States or elsewhere), in each case that does not affect the Business materially disproportionately to peer participants in the Company’s industry; and (b) any existing event, occurrence, or circumstance with respect to which Purchaser has actual knowledge as of the date hereof.

“Owner” shall mean Purchaser and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Purchaser.

“Recapitalization” shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration.

“Reorganization” shall mean any of the following transactions:

(i)          merger or consolidation in which the Company is not the surviving entity,

(ii)         a sale, transfer or other disposition of all or substantially all of the Company’s assets,

A-1

(iii)        a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv)        any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of entities beginning with the Company, provided each entity (other than the last) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, and all other contracts, instruments and certificates contemplated hereunder to be delivered by any party hereto at or before the Closing.

A-2

EXHIBITS B-1 and B-2

SECURED CONVERTIBLE PROMISSORY NOTES

(see attached)

B-1

EXHIBIT C

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

Net Talk.com, Inc.

WARRANT TO PURCHASE COMMON STOCK

No. W-1	March 11, 2014

Void After March 11, 2015

This Certifies That, for value received, Telestrata LLC, with its principal office at 2060 Broadway, Suite 200, Boulder, Colorado 80302, or assigns (the “Holder” or “Purchaser”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Net Talk.com, Inc., a Delaware corporation, with its principal office at 1100 N.W. 163rd Drive, North Miami, Florida 33169 (the “Company”), a number of shares of Common Stock of the Company equal to twenty percent (20%) of the Common Stock of the Company on the date that this Warrant is exercised by Holder (the “Common Stock”), as provided herein.

This Warrant (“Warrant”) is the Warrant referred to in and is executed and delivered in connection with that certain Restricted Stock and Warrant Purchase Agreement, dated as of March 11, 2014 and executed by the Company and the Holder, among others (as the same may from time to time be amended, modified or supplemented or restated, the “Purchase Agreement”). Additional rights and obligations of the Holder are set forth in the Purchase Agreement.

1.          Definitions. As used herein, the following terms shall have the following respective meanings:

“Exercise Period” shall mean the time period commencing with the date of this Warrant and ending one year later, unless earlier terminated pursuant to Section 5.2.

“Exercise Price” shall mean $0 per share.

“Exercise Shares” shall mean the shares of the Company’s Common Stock issuable upon exercise of this Warrant.

C-1

2.          Exercise of Warrant.

2.1           Exercise. The rights represented by this Warrant may be exercised by the Holder in whole or in part at any time during the Exercise Period. To exercise this Warrant, the Holder shall deliver to the Company the following:

(a)                    An executed notice of exercise in the form attached hereto (a “Notice of Exercise”); and

(b)                    This Warrant.

2.3           Issuance of Certificates. Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within five (5) business days of the receipt of the executed Notice of Exercise and this Warrant. In the event that this Warrant is being exercised for less than all of the then current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant, in substantially the form hereof, exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.             Covenants of the Company.

3.1.          Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2.          No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

C-2

3.3.          Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.4.          Notice of Expiration. If this Warrant has not been fully exercised on or before the date thirty (30) days prior to the end of the Exercise Period, the Company shall thereafter provide Holder with at least twenty (20) days advance written notice of the date on which this Warrant is to expire. If the Company fails to provide such notice, the Exercise Period shall be extended until the date thirty (30) days after the date said notice is provided to Holder.

4.          Representations, Warranties and Covenants of Holder.

4.1.          Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof, other than potential transfers between affiliates (including affiliated funds). The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2.          Securities Are Not Registered.

(a)          The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention, other than potential transfers between affiliates (including affiliated funds).

(b)          The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

(c)          The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

C-3

4.3.          Disposition of Warrant and Exercise Shares.

(a)          The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)          The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(ii)         There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)        The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement briefly describing the circumstances surrounding the proposed disposition, together with a written opinion of such holders counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect); provided, however, that such statement will not be required if the disposition is permitted under Rule 144 of the Act.

(b)          Notwithstanding the provisions of paragraph (a) above, the Holder may assign this Warrant and the Exercise Shares to (i) any partner or retired partner of the Holder if Holder is a partnership, (ii) any member or former member of the Holder if Holder is a limited liability company, (iii) any affiliate, including affiliated funds or (iv) any family member or trust for the benefit of the Holder if the Holder is an individual; provided that the Company is given written notice thereof.

(c)          The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

(d)          The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

C-4

5.          Acquisition. Upon the written request of the Company, Holder agrees that, in the event of an Acquisition, either (a) Holder shall exercise its purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition. For the purpose of this Warrant, "Acquisition" means any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (b) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred or (c) a sale, lease, license or other disposition of all or substantially all of the assets of the Company; provided that an “Acquisition” shall not include (i) any consolidation or merger effected exclusively to change the domicile of the Company, or (ii) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof.

6.          Fractional Shares. No fractional share shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.          Stockholder Rights. This Warrant shall entitle the Holder to the same voting rights as a stockholder of the Company as though the Exercise Shares were actually held by the Holder at the time of any Company stockholder vote.

8.          Transfer of Warrant. Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

9.          Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

C-5

10.         Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed on the first page of this Warrant or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

11.         Amendment. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

12.         Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

C-6

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of March 11, 2014.

Net Talk.com, Inc.

By:	/s/Anastasios Kyriakides
Name:	ANASTASIOS KYRIAKIDES
Title:	CEO

Address:	1080 NW 163RD DRIVE

MIAMI, FL 33169

C-7

EXHIBIT D

Registration Rights Agreement

D-1

EXHIBIT E

Form of Secured Promissory Note

E-1